EXHIBIT 1.1

• Shares

The Sportsman’s Guide, Inc.

Common Stock

($0.01 Par Value)

EQUITY UNDERWRITING AGREEMENT

                    , 2005

RBC Capital Markets Corporation
Roth Capital Partners, LLC
As the Representatives of the
   several underwriters named in Schedule I hereto
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404

Ladies and Gentlemen:

      The Sportsman’s Guide, Inc., a Minnesota corporation (the “Company”), proposes to sell to the several underwriters (the “Underwriters”) named in Schedule I hereto for whom you are acting as representatives (the “Representatives”) an aggregate of • shares of the Company’s Common Stock, $0.01 par value (the “Firm Shares”). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters’ option an aggregate of up to • additional shares of the Company’s Common Stock (the “Option Shares”) to cover over-allotments as set forth below.

      As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the “Shares.”

      In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

      1. Representations and Warranties of the Company.

            The Company represents and warrants to each of the Underwriters as follows:

            (a) A registration statement on Form S-3 (File No. 333-                    ) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the “1933 Act”), and the Rules and Regulations (the “1933 Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company has complied with the conditions for the use of Form S-3 and is eligible to use Form S-3 under the 1933 Rules and Regulations. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the 1933 Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to the Underwriters. Such registration statement, including the exhibits thereto, schedules thereto, if any, and documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, at the time it became effective is herein called, together with any registration statement filed by the Company pursuant to Rule 462(b) of the 1933 Act, the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A and contained in the Prospectus referred to below, has become effective under the 1933 Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. The final prospectus dated • , 2005 including the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act, and the final prospectus supplement, if any, relating to the offering of Shares, each in the form first furnished to the Underwriters for use in connection with the offering of the Shares are herein called, collectively, the “Prospectus.” Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus” and shall be deemed to include any and all information incorporated by reference therein.

                  At the respective times the Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendment thereto became effective and at the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and neither the Prospectus nor any amendments or supplements thereto, at the time Prospectus or any such amendment or supplement was issued or at the Closing Date (and, if any Option Shares are purchased, the Option Closing Date), included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  Each Preliminary Prospectus and the prospectus filed as a part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act and the 1933 Rules and Regulations and, if applicable, each Preliminary Prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (b) The documents filed with the Commission and incorporated or deemed incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the respective times the Registration Statement or any Rule 462(b) Registration Statement or any post-effective amendments thereto become effective, at the time the Prospectus was issued and at the Closing Date (and if any Option Shares are purchased, at the Option Closing Date), did not and will not contain an untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading.

            (c) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the 1933 Act and the 1933 Rules and Regulations. The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use in the preparation thereof, solely as specified in Section 14 hereof. There are no contracts or documents that are required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

            (d) This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal, and binding obligation of the Company, enforceable in accordance with its terms, except as rights to indemnity hereunder may be limited by federal or state securities laws and except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting the rights of creditors generally, and subject to general principles of equity. The Company has full power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement.

            (e) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. Each of the subsidiaries of the Company, as listed in Exhibit A hereto (collectively, the “Subsidiaries”), has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement. The Subsidiaries are the only subsidiaries, direct or indirect, of the Company. The Company and each of the Subsidiaries are duly qualified to transact business and are in good standing in all jurisdictions in which the conduct of their business requires such qualification; except where the failure to be so qualified or to be in good standing would not have a material adverse effect on the condition (financial or otherwise), properties, assets, liabilities, rights, operations, earnings, business, management or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”). The outstanding shares of capital stock or other equity interests of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and non-assessable and are wholly owned by the Company free and clear of all liens, encumbrances and equities and claims (other than the pledge of the shares of The Golf Warehouse, Inc. and Sportsman’s Guide Outlet, Inc. held by the Company pursuant to that certain Credit Agreement by and between the Company and Wells Fargo Bank, National Association dated June 29, 2004); and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (f) The outstanding shares of Common Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights exist with respect to any of the Shares or the issue and sale thereof. Except as described in the Prospectus, there are no oral or written contracts or agreements between the Company and any person granting such person the right to require the Company to file a registration statement under the 1933 Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities registered or to be registered pursuant to any other registration statement filed by or required to be filed by the Company under the 1933 Act.

            (g) The information set forth under the caption “Capitalization” in the Prospectus is true and correct. All of the Shares conform to the description thereof contained in the Registration Statement. The form of certificate for the Shares conforms to the corporate law of the jurisdiction of the Company’s incorporation. No shares of capital stock of the Company other than Common Stock are issued and outstanding and no holder of any shares of capital stock, securities convertible into or exchangeable or exercisable for capital stock or options, warrants or other rights to purchase capital stock or any other securities of the Company has any right to acquire any shares of capital stock of the Company other than Common Stock either as of this date or upon the occurrence of any event in the future.

            (h) The Company has not distributed and will not distribute any prospectus or other offering material (including, without limitation, content on the Company’s website that may be deemed to be a prospectus or other offering material) in connection with the offering and sale of the Shares other than any Preliminary Prospectus or the Prospectus or other materials permitted by the 1933 Act to be distributed by the Company.

            (i) The consolidated financial statements of the Company and the Subsidiaries, together with related notes and schedules as set forth or incorporated by reference in the Registration Statement, present fairly the financial position and the results of operations and cash flows of the Company and the consolidated Subsidiaries, at the indicated dates and for the indicated periods. Such financial statements and related schedules have been prepared in accordance with U.S. generally accepted accounting principles, consistently applied throughout the periods involved, except as disclosed therein, and all adjustments necessary for a fair presentation of results for such periods have been made. The summary financial and statistical data included or incorporated by reference in the Registration Statement presents fairly the information shown therein and such data has been compiled on a basis consistent with the financial statements presented therein and the books and records of the Company. Any pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma basis described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

            (j) The Company makes and keeps accurate books and records and maintains a system of internal control over financial reporting sufficient to provide reasonable assurances that (i) transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles; (ii) receipts and expenditures are made in accordance with management’s authorization; (iii) unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements are prevented or detected in a timely manner; and (iv) access to assets is permitted only in accordance with management’s authorization.

            (k) Grant Thornton LLP, which has certified certain financial statements of the Company and delivered its opinion with respect to the audited financial statements and schedules included in the Registration Statement and the Prospectus, is an independent registered public accounting firm with respect to the Company within the meaning of the 1933 Act and the 1933 Act Rules and Regulations.

            (l) (i) The Company has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the 1934 Act); (ii) such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports it files or submits under the 1934 Act is accumulated and communicated to the management of the Company, including its principal executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure; and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

            (m) Since the date of the most recent balance sheet of the Company audited by Grant Thornton LLP, the Company has not been advised of (i) any significant deficiencies in the design or operation of its internal control over financial reporting that could adversely affect the ability of the Company to record, process, summarize and report financial data, (ii) any material weaknesses in its internal control over financial reporting or (iii) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal control over financial reporting of the Company.

            (n) Since the date of the most recent balance sheet of the Company audited by Grant Thornton LLP, there has been no significant changes in internal control over financial reporting or in other factors that could significantly affect internal control over financial reporting, including any corrective actions with regard to significant deficiencies and material weaknesses.

            (o) There is no action, suit, claim or proceeding pending or, to the knowledge of the Company, threatened against the Company or any of the Subsidiaries before any court or administrative agency or otherwise which could reasonably be expected to have a Material Adverse Effect or prevent the consummation of the transactions contemplated hereby, except as set forth in the Registration Statement and the Prospectus.

            (p) No labor problem or dispute with the employees of the Company or the Subsidiaries exists or, to the Company’s knowledge, is threatened or imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or its Subsidiaries’ principal suppliers, contractors or customers, that, in any such case, could reasonably be expected to have a Material Adverse Effect.

            (q) The Company and the Subsidiaries have good and marketable title to all of the properties and assets reflected in the Company’s consolidated financial statements (or as described in the Registration Statement) hereinabove described, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except those reflected in such financial statements (or as described in the Registration Statement) or which are not material in amount or nature. The Company and the Subsidiaries occupy their leased properties under valid and binding leases conforming in all material respects to the description thereof, if any, set forth in the Registration Statement and the Prospectus.

            (r) The Company and the Subsidiaries have filed all federal and state which have been required to be filed and have paid all taxes indicated by said returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with U.S. generally accepted accounting principles. The Company and the Subsidiaries have filed all local and foreign tax returns, with respect to which the failure to file could reasonably be expected to have a Material Adverse Effect. All tax liabilities have been adequately provided for in the consolidated financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

            (s) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, as it may be amended or supplemented, there has not been any material change or any development involving a prospective material change which has had or is reasonably likely to have a Material Adverse Effect, whether or not occurring in the ordinary course of business, and there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Company or the Subsidiaries, other than transactions in the ordinary course of business and changes and transactions described in the Registration Statement and the Prospectus, as it may be amended or supplemented. The Company and the Subsidiaries have no material contingent obligations that are not disclosed in the Company’s financial statements in the Registration Statement and the Prospectus.

            (t) Neither the Company nor any of the Subsidiaries is or with the giving of notice or lapse of time or both, will be, in violation of or in default under its Restated Articles of Incorporation (“Charter”) or Bylaws or under any agreement, lease, contract, indenture or other instrument or obligation to which it is a party or by which it, or any of its properties, is bound and which default has had or is reasonably likely to have a Material Adverse Effect. The execution and delivery of this Agreement and the consummation of the transactions herein contemplated and the fulfillment of the terms hereof will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any contract, indenture, mortgage, deed of trust or other agreement or instrument to which the Company or any of the Subsidiaries is a party, or of the Charter or Bylaws of the Company or any order, rule or regulation applicable to the Company or any of the Subsidiaries of any court or of any regulatory body or administrative agency or other governmental body having jurisdiction.

            (u) Each approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body necessary in connection with the execution and delivery by the Company of this Agreement and the consummation of the transactions herein contemplated (except such additional steps as may be required by the Commission or the National Association of Securities Dealers, Inc. (the “NASD”) or such additional steps as may be necessary to qualify the Shares for public offering by the Underwriters under state securities or Blue Sky laws and the laws of any other jurisdiction outside of the United States) has been obtained or made and is in full force and effect.

            (v) The Company and each of the Subsidiaries has all material licenses, certifications, permits, franchises, approvals, clearances and other regulatory authorizations (“Permits”) from governmental authorities as are necessary to conduct its businesses as currently conducted and to own, lease and operate its properties in the manner described in the Prospectus. There is no claim, proceeding or controversy, pending or, to the knowledge of the Company or any of the Subsidiaries, threatened, involving the status of or sanctions under any of the Permits which has had or could reasonably be expected to have a Material Adverse Effect. The Company and each of the Subsidiaries has fulfilled and performed all of its material obligations with respect to the Permits, and no event has occurred which allows, or after notice or lapse of time would allow, the revocation, termination, modification or other impairment of the rights of the Company or any of the Subsidiaries under such Permit.

            (w) To the Company’s knowledge, there are no affiliations or associations between any member of the NASD and any of the Company’s officers, directors or 5% or greater security holders, except as set forth in the Registration Statement. No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, that is required by the 1933 Act or the 1933 Rules and Regulations to be described in the Prospectus and that is not so described in the Prospectus.

            (x) Neither the Company, nor to the Company’s knowledge, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Company’s capital stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on The Nasdaq Stock Market in accordance with Regulation M under the 1934 Act.

            (y) The Company is not, and as of the Closing Date (and, if any Option Shares are purchased, at the Option Closing Date) and after giving effect to the offer and sale of the Shares and the application of the net proceeds therefrom as described in the Prospectus, will not be, an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended.

            (z) The Company and each of the Subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as it reasonably believes is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses. All policies of insurance insuring the Company or any Subsidiary or any of their respective businesses, assets, employees, officers and directors are in full force and effect, and the Company and the Subsidiaries are in compliance with the terms of such policies in all material respects. There are no claims by the Company or any Subsidiary of any material amount under any such policy or instrument as to which an insurance company is denying liability or defending under a reservation of rights clause.

            (aa) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company would have any material liability; the Company has not incurred and does not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

            (bb) Other than as contemplated by this Agreement, the Company has not incurred any liability for any finder’s or broker’s fee, or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            (cc) Other than the Subsidiaries, the Company does not own, directly or indirectly, any shares of capital stock and does not have any other equity or ownership or proprietary interest in any corporation, partnership, association, trust, limited liability company, joint venture or other entity.

            (dd) Neither the Company nor any of the Subsidiaries has sent or received any notice indicating the termination of or intention to terminate any of the contracts or agreements referred to or described in the Registration Statement or the Prospectus, or filed as an exhibit to the Registration Statement, and no such termination has been threatened by the Company, any Subsidiary or any other party to any such contract or agreement.

            (ee) No payments or inducements have been made or given, directly or indirectly, to any federal or local official or candidate for, any federal or state office in the United States or foreign offices by the Company or any Subsidiary or, to the knowledge of the Company, by any of their officers, directors, employees or agents or, to the knowledge of the Company, by any other person in connection with any opportunity, contract, permit, certificate, consent, order, approval, waiver or other authorization relating to the business of the Company or any Subsidiary, except for such payments or inducements as were lawful under applicable laws, rules and regulations. Neither the Company nor any Subsidiary, nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any Subsidiary, (i) has used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment in connection with the business of the Company or any Subsidiary.

            (ff) The Company and each of the Subsidiaries owns, licenses, or otherwise has rights in all United States and foreign patents, trademarks, service marks, tradenames, copyrights, trade secrets and other proprietary rights necessary for the conduct of its respective business as currently carried on and as proposed to be carried on as described in the Registration Statement and the Prospectus (collectively and together with any applications or registrations for the foregoing, the “Intellectual Property”). Except as specifically described in the Registration Statement or the Prospectus, (i) no third parties have obtained rights to any such Intellectual Property from the Company, other than licenses granted in the ordinary course and those that would not have a Material Adverse Effect; (ii) to the Company’s knowledge, there is no infringement or misappropriation by third parties of any such Intellectual Property; (iii) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the Company’s or any Subsidiary’s rights in or to any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (iv) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity, enforceability, or scope of any such Intellectual Property, and the Company is unaware of any facts which would form a basis for any such claim; (v) there is no prior, pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company, any of the Subsidiaries, or any of the Company’s or its Subsidiaries’ products or services infringes, misappropriates, or otherwise violates any patent, trademark, copyright, trade secret or other proprietary right of others, and the Company is unaware of any facts which would form a basis for any such claim; (vi) to the Company’s knowledge there is no patent or patent application that contains claims that cover or may cover any Intellectual Property described in the Prospectus as being owned by or licensed to the Company or any of the Subsidiaries or that is necessary for the conduct of their businesses as currently or contemplated to be conducted or that interferes with the issued or pending claims of any such Intellectual Property; and (vii) neither Company nor its Subsidiaries have committed any act or omitted to undertake any act the effect of such commission or omission would render the Intellectual Property invalid or unenforceable in whole or in part. None of the technology employed by the Company has been obtained or, to the Company’s knowledge, is being used by the Company in violation of the rights of any person or third party.

            (gg) The conduct of business by the Company and each of the Subsidiaries complies, and at all times has complied with federal, state, local and foreign laws, statutes, ordinances, rules, regulations, decrees, orders, Permits and other similar items (“Laws”) applicable to its business, including, without limitation, (a) the U.S. Food, Drug and Cosmetic Act and similar federal, state, local and foreign Laws, (b) the Occupational Safety and Health Act, the Environmental Protection Act, the Toxic Substance Control Act and similar federal, state, local and foreign Laws applicable to hazardous or regulated substances and radioactive or biologic materials and (c) licensing and certification Laws covering any aspect of the business of the Company or any of the Subsidiaries, including, but not limited to regulations promulgated by the Bureau of Alcohol, Tobacco, Firearms and Explosives, other than a violation that has not had nor could reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the Subsidiaries has received any notification asserting, or has knowledge of, any present or past failure to comply with or violation of any such Laws which could reasonably be expected to have a Material Adverse Effect.

            (hh) The information contained in the Registration Statement and the Prospectus regarding the Company’s expectations, plans and intentions, and any other information that constitutes “forward-looking” information within the meaning of the 1933 Act and the 1934 Act were made by the Company on a reasonable basis and reflect the Company’s good faith belief and/or estimate of the matters described therein.

            (ii) There are no outstanding loans, advances (except normal advances for business expense in the ordinary course of business) or guarantees of indebtedness by the Company to or for the benefit of any of the officers or directors of the Company, except as disclosed in the Prospectus.

            (jj) The statistical and market related data included in the Registration Statement and the Prospectus are based on or derived from the Company’s records or other sources which the Company reasonably and in good faith believes to be reliable and the statistical and market related data included in the Registration Statement and the Prospectus agrees with the sources from which it was derived.

            (kk) Except as set forth in the Registration Statement, the Company has not sold or issued any shares of Common Stock during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulation D or Regulation S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants.

            (ll) Since the date as of which information is given in the Prospectus (exclusive of any amendment or supplement thereto after the date hereof), and except as may otherwise be disclosed in the Prospectus, the Company has not (i) issued or granted any securities (other than shares issued pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to the exercise of outstanding options, rights or warrants or options granted pursuant to stock option plans), (ii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations which were incurred in the ordinary course of business, (iii) entered into any material transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

            (mm) The Company does not own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any sale of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

            (nn) The Shares have been approved for listing, subject to notice of issuance, on the Nasdaq National Market.

            (oo) Any certificate signed by any officer of the Company and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Shares contemplated hereby shall be deemed a representation and warranty by the Company to each Underwriter and shall be deemed to be a part of this Section 1 and incorporated herein by this reference.

            (pp) Neither the Company nor any Subsidiary is in violation of any statute, any rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous chemicals, toxic substances or radioactive and biological materials or relating to the protection or restoration of the environment or human exposure to hazardous chemicals, toxic substances or radioactive and biological materials (collectively, “Environmental Laws”), which violation could reasonably be expected to have a Material Adverse

Effect. Neither the Company nor the Subsidiaries own or operate any real property contaminated with any substance that is subject to any Environmental Laws, is liable for any off-site disposal or contamination pursuant to any Environmental Laws, or is subject to any claim relating to any Environmental Laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and the Company is not aware of any pending investigation which could reasonably be expected to lead to such a claim.

      2. Purchase, Sale and Delivery of the Firm Shares.

            (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $ • per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 7 hereof.

            (b) Payment for the Firm Shares to be sold hereunder is to be made in New York Clearing House funds by Federal or other funds immediately available against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of the Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the third business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the “Closing Date.” As used herein, “business day” means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.

            (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) only once thereafter within 30 days after the date of this Agreement, by you, as the Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option, the names and denominations in which the Option Shares are to be registered and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the “Option Closing Date”). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as the Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal or other funds immediately available through the facilities of the Depository Trust Company in New York, New York drawn to the order of the Company.

      3. Offering by the Underwriters.

            It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 3 hereof, the Underwriters will offer them to the public on the foregoing terms. It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

      4. Covenants of the Company.

            The Company covenants and agrees with the several Underwriters that:

            (a) The Company will (i) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the 1933 Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the 1933 Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the 1933 Rules and Regulations; (ii) not file any amendment to the Registration Statement or supplement to the Prospectus of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the 1933 Rules and Regulations; and (iii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Shares by the Underwriters.

            (b) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

            (c) The Company will advise the Representatives promptly (i) when the Registration Statement or any post-effective amendment thereto shall have become effective; (ii) of receipt of any comments from the Commission; (iii) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information; and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

            (d) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

            (e) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the 1933 Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested) and of all amendments thereto, as the Representatives may reasonably request.

            (f) The Company will comply with the 1933 Act and the 1933 Rules and Regulations, and the 1934 Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Prospectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

            (g) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earning statement shall satisfy the requirements of Section 11(a) of the 1933 Act and Rule 158 of the 1933 Rules and Regulations and will advise you in writing when such statement has been so made available.

            (h) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any fiscal quarter subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

            (i) No offering, sale, short sale or other disposition of any shares of Common Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of RBC Capital Markets Corporation; provided, that this provision will not restrict the Company from awarding options to purchase its Common Stock pursuant to employee benefit plans as described in the Prospectus (or from issuing shares of its Common Stock pursuant to employee benefit plans, stock option plans or other employee compensation plans or pursuant to the exercise of outstanding options, rights or warrants). Further, if (i) the Company issues an earnings release or material news, or a material event relating to the Company occurs, during the last 17 days of the lock-up period, or (ii) prior to the expiration of the lock-up period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the lock-up period, the restrictions imposed by this Section 4(i) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

            (j) The Company will use its best efforts to list, subject to notice of issuance, the Shares on The Nasdaq Stock Market.

            (k) The Company has caused each executive officer and director, except Leonard M. Paletz, of the Company to furnish to you, on or prior to the date of this agreement, a letter or letters, in substantially the form attached as Exhibit B hereto, pursuant to which each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of capital stock of the Company, or any other securities convertible, exchangeable or exercisable for capital stock or derivative of capital stock owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement and such additional period as such restriction may apply pursuant to the terms thereof, directly or indirectly, except with the prior written consent of RBC Capital Markets Corporation (collectively, the “Lockup Agreement”) and except as otherwise provided therein; and if the Lockup Agreement is extended beyond the 180 days after the date of this Agreement pursuant to its terms to promptly notify all executive officers and directors subject to such Lockup Agreement of such extension.

            (l) The Company shall apply the net proceeds of the sale of the Shares as described under the heading “Use of Proceeds” in the Prospectus.

            (m) The Company shall not invest, or otherwise use the proceeds received by the Company from the sale of the Shares in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

            (n) The Company shall pay in a timely manner any transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Company or sale by the Company of the Shares.

            (o) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

      5. Costs and Expenses.

            The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, the Underwriters’ Selling Memorandum and the Underwriters’ Invitation Letter, if any, the Listing Application for the Shares filed with The Nasdaq National Market, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the

Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Shares; the Listing Fee of The Nasdaq Stock Market; and the expenses, including the fees and disbursements of counsel for the Underwriters up to a maximum amount of $15,000, incurred in connection with the qualification of the Shares under State securities or Blue Sky laws.

            The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation and State securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure to satisfy said condition or to comply with said terms be due to the default or omission of any Underwriter, then the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including all fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

      6. Conditions of Obligations of the Underwriters.

            The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date and the Option Closing Date, if any, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

            (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the 1933 Rules and Regulations shall have been made, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated by the Commission and no injunction, restraining order, or order of any nature by a federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

            (b) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, the opinions of Chernesky, Heyman and Kress P.L.L., general counsel for the Company, in substantially the form of Exhibit C hereto, dated the Closing Date or the Option Closing Date, if any, addressed to the Underwriters (and stating that it may be relied upon by Cooley Godward LLP, counsel for the Underwriters).

            (c) The Representatives shall have received from Cooley Godward LLP, counsel for the Underwriters, an opinion dated the Closing Date and the Option Closing Date, if any, with respect to the formation of the Company, the validity of the Shares and other related matters as the Representatives reasonably may request, and such counsel shall have received such papers and information as they request to enable them to pass upon such matters.

            (d) The Representatives shall have received, on each of the date hereof, the Closing Date and the Option Closing Date, if any, a letter dated the date hereof, the Closing Date or the Option Closing Date, if any, in form and substance reasonably satisfactory to the Representatives, of Grant Thornton, LLP confirming that they are an independent registered public accounting firm within the meaning of the 1933 Act and the applicable published 1933 Rules and Regulations and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the 1933 Act and the related published 1933 Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants’ “comfort letters” to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

            (e) The Representatives shall have received on the Closing Date and the Option Closing Date, if any, a certificate or certificates of the Company, as of the Closing Date and the Option Closing Date, if any, executed by the Chief Executive Officer and Chief Financial Officer to the effect that:

                  (i) The Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registrations Statement has been issued, and, to the knowledge of the Company, no proceedings for such purpose have been taken or are contemplated by the Commission;

                  (ii) The representations and warranties of the Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, if any;

                  (iii) All filings required to have been made by the Company pursuant to Rules 424 or 430A under the 1933 Act have been made;

                  (iv) They have carefully examined the Registration Statement and the Prospectus and, in their opinion, as of the effective date of the Registration Statement, the statements contained in the Registration Statement were true and correct in all material respects, and such Registration Statement and Prospectus did not omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and since the effective date of the Registration Statement, no event has occurred which should have been set forth in a supplement to or an amendment of the Prospectus which has not been so set forth in such supplement or amendment; and

                  (v) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change or any development involving a prospective material change, which has had or is reasonably likely to have a Material Adverse Effect, whether or not arising in the ordinary course of business.

            (f) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

            (g) The Firm Shares and Option Shares, if any, have been approved for designation upon notice of issuance on The Nasdaq Stock Market.

            (h) The Lockup Agreements are in full force and effect.

            The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects satisfactory to the Representatives and to Cooley Godward LLP, counsel for the Underwriters. If any of the conditions hereinabove provided for in this Section shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives. In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 9 and 12 hereof).

      7. Conditions of the Obligations of the Company .

            The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, if any, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

      8. Indemnification.

            (a) The Company agrees:

            (i) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, however, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof, solely as specified in Section 13 hereof; provided, further, that the Company will not be liable to any Underwriter with respect to any Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or liability resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Shares to a person to whom such Underwriter failed to send or give, at or prior to the Closing Date or the Option Closing Date, as applicable, a copy of the Prospectus, as then amended or supplemented if: (i) the Company has previously furnished copies thereof (sufficiently in advance of the Closing Date or the Option Closing Date, as applicable, to allow for distribution by the Closing Date, or the Option Closing Date, as applicable) to the Underwriter and the loss, liability, claim, damage or liability of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the Preliminary Prospectus which was correct in the Prospectus as, if applicable, amended or supplemented prior to the Closing Date, or the Option Closing Date, as applicable, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and (ii) such failure to give or send such Prospectus by the Closing Date, or the Option Closing Date, as applicable, to the party or parties asserting such loss, liability, claim, damage or liability would have constituted the sole defense to the claim asserted by such person.

            (ii) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

            (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company within the meaning of the 1933 Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer or controlling person may become subject under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof solely as specified in Section 13 hereof.

            (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing. No indemnification provided for in Section 8(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a) or (b). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the reasonable fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due (based upon written advice of counsel) to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action.

            (d) It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm of attorneys for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a) and by the Company in the case of parties indemnified pursuant to Section 8(b), which firm, in each case, shall be reasonably satisfactory to the indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

            (e) If the indemnification provided for in Section 8(a) or (b) is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

            (f) The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of Section 8(e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in Section 8(e) and (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

            (g) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon him or it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join him or it as an additional defendant in any such proceeding in which such other contributing party is a party.

            (h) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

      9. Default by Underwriters.

            If on the Closing Date or the Option Closing Date, if any, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as the

Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Firm Shares or Option Shares, as the case may be, which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Firm Shares or Option Shares, as the case may be, agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Firm Shares or Option Shares, as the case may be, which they are obligated to purchase hereunder, to purchase the Firm Shares or Option Shares, as the case may be, which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Firm Shares or Option Shares, as the case may be, with respect to which such default shall occur exceeds 10% of the Firm Shares or Option Shares, as the case may be, covered hereby, the Company or you as the Representatives of the Underwriters will have the right to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Section 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, if any, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term “Underwriter” includes any person substituted for a defaulting Underwriter. Any action taken under this Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

      10. Notices.

            All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, or faxed and confirmed as follows:

if to the Underwriters, to:	RBC Capital Markets Corporation
c/o RBC Capital Markets
One Liberty Plaza, 165 Broadway
New York, NY 10006-1404
	Attention:	Joe Morea
Syndicate Director
Fax: (212) 428-6260

if to the Company, to:	The Sportsman’s Guide, Inc.
411 Farwell Avenue
South St. Paul, Minnesota 55075
	Attention:	Gregory R. Binkley
Chief Executive Officer
Fax: (651) 552-5349

      11. Termination.

            (a) This Agreement may be terminated by you at any time prior to the Closing Date if any of the following has occurred:

                  (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material change or any development involving a prospective material change that has had or is reasonably likely to have a Material Adverse Effect, (A) as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, in the discretion of a Group of Underwriters, or (B) in the discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied);

                  (ii) any outbreak, attack, or escalation of hostilities or declaration of war, national emergency, act of terrorism or other national or international calamity or crisis or change in economic, financial or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States (A) as long as RBC Capital Markets Corporation does not affirmatively assert that termination should not occur, in the discretion of a Group of Underwriters, or (B) in the discretion of RBC Capital Markets Corporation (whether or not the condition of clause (A) is satisfied), would make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares;

                  (iii) suspension of trading in securities generally on the New York Stock Exchange or the American Stock Exchange or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange;

                  (iv) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court or other governmental authority which in your reasonable opinion materially and adversely affects or may materially and adversely affect the business or operations of the Company; (v) declaration of a banking moratorium by United States or New York State authorities; (vi) the suspension of trading of the Company’s common stock by The Nasdaq Stock Market, the Commission, or any other governmental authority; or

                  (vii) the taking of any action by any governmental body or agency in respect of its monetary or fiscal affairs which in your reasonable opinion has a material adverse effect on the securities markets in the United States.

For purposes of this Agreement, “Group of Underwriters” shall mean any group of Underwriters (which may include RBC Capital Markets Corporation) whom have agreed to purchase in the aggregate at least 50% of the Firm Shares.

            (b) as provided in Sections 6 and 9 of this Agreement.

      12. Successors.

            This Agreement has been and is made solely for the benefit of the Company and Underwriters and their respective successors and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

      13. Information Provided by Underwriters.

            The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information contained under the first paragraph under the heading “Commissions and Expenses” and under “Stabilization, Short Positions and Penalty Bids” under the caption “Underwriting” in the Prospectus.

      14. Miscellaneous.

            The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement of the parties to this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements, understandings and negotiations with respect to the subject matter hereof. This Agreement may only be amended or modified in writing, signed by all of the parties hereto, and no condition herein (express or implied) may be waived unless waived in writing by each party whom the condition is meant to benefit.

[remainder of page intentionally blank]

      If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

Very truly yours, The Sportsman’s Guide, Inc.
By
Gregory R. Binkley
President and Chief Executive Officer

The foregoing Underwriting Agreement is hereby confirmed
and accepted as of the date first above written.

RBC CAPITAL MARKETS CORPORATION
ROSS CAPITAL PARTNERS, LLC

As the Representatives of the several
Underwriters listed on Schedule I

By: RBC Capital Markets Corporation

By:

Name:

Title:

SCHEDULE I

Schedule of Underwriters

Number of Firm Shares
Underwriter	to be Purchased

RBC Capital Markets Corporation
Ross Capital Partners, LLC

Total

Exhibit A

List of Subsidiaries

Name of Subsidiary	Ownership

The Golf Warehouse, Inc.	100% owned by the Company
Sportsman’s Guide Outlet, Inc.	100% owned by the Company

Exhibit B

Form of Lockup Agreement

Exhibit C

Form of Chernesky, Heyman & Kress P.L.L. Opinion

1. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Minnesota with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power and authority to own or lease its properties and conduct its business as described in the Registration Statement; the Company is duly qualified to transact business in Minnesota and The Golf Warehouse, Inc. is duly qualified to transact business in Kansas; and the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Company or any of the Subsidiaries; and, to the best of such counsel’s knowledge, the outstanding shares of capital stock or other ownership interests of each of the Subsidiaries is owned free and clear of all liens, encumbrances (other than the pledge of the shares of The Golf Warehouse, Inc. and Sportsman’s Guide Outlet, Inc. held by the Company pursuant to that certain Credit Agreement by and between the Company and Wells Fargo Bank, National Association dated June 29, 2004) and equities and claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into any shares of capital stock or ownership interests in the Subsidiaries are outstanding.

2. The Company has authorized and outstanding capital stock as set forth under the caption “Capitalization” in the Prospectus; the authorized shares of the Company’s common stock have been duly authorized; the outstanding shares of the Company’s common stock have been duly authorized and validly issued and are fully paid and non-assessable; all of the Shares conform to the description thereof contained in the Prospectus; the certificates for the Shares, assuming they are in the form filed with the Commission, are in due and proper form; the shares of common stock, including the Option Shares, if any, to be sold by the Company pursuant to this Agreement have been duly authorized and will be validly issued, fully paid and non-assessable when issued and paid for as contemplated by this Agreement; and no preemptive rights of shareholders exist with respect to any of the Shares or the issue or sale thereof.

3. Except as described in or contemplated by the Prospectus, to the knowledge of such counsel, there are no outstanding securities of the Company convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of capital stock of the Company and there are no outstanding or authorized options, warrants or rights of any character obligating the Company to issue any shares of its capital stock or any securities convertible or exchangeable into or evidencing the right to purchase or subscribe for any shares of such stock; and except as described in the Prospectus, to the knowledge of such counsel, no holder of any securities of the Company or any other person has the right, contractual or otherwise, which has not been satisfied or effectively waived, to cause the Company to sell or otherwise issue to them, or to permit them to underwrite the sale of, any of the Shares or the right to have any common stock or other securities of the Company included in the Registration Statement or the right, as a result of the filing of the Registration Statement, to require registration under the 1933 Act of any shares of Common Stock or other securities of the Company.

4. The Registration Statement has become effective under the 1933 Act and, to the knowledge of such counsel, no stop order proceedings with respect thereto have been instituted or are pending or threatened under the 1933 Act.

5. The Registration Statement, including any Rule 462(b) Registration Statement, and the Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, and each amendment or supplement to the Registration Statement and Prospectus, excluding the documents incorporated or deemed to be incorporated by reference therein, as of their respective effective or issue dates, as the case may be, (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom), complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Rules and Regulations. The conditions for the use of Form S-3, set forth in the General Instructions thereto, have been satisfied.

6. The documents filed by the Company with the Commission and incorporated or deemed incorporated by reference in the Prospectus (other than the financial statements and supporting schedules and other financial and statistical data included therein or omitted therefrom), when they were filed with the Commission, complied as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Rules and Regulations.

7. The statements under the captions “Business – Legal Proceedings” and “Description of Capital Stock” in the Prospectus and Item 15 in the Registration Statement, insofar as such statements constitute a summary of documents referred to therein or matters of law, fairly summarize in all material respects the information called for with respect to such documents and matters.

8. Such counsel does not know of any contracts or documents required to be filed as exhibits to the Registration Statement or described in the Registration Statement or the Prospectus which are not so filed or described as required, and such contracts and documents as are summarized in the Registration Statement or the Prospectus are fairly summarized in all material respects.

9. Such counsel knows of no material legal or governmental proceedings pending or threatened against the Company or any of the Subsidiaries except as set forth in the Prospectus.

10. The execution and delivery and, assuming all obligations of the Company are performed as of the date hereof, performance of the Agreement and the issue and sale of the Shares pursuant to the Agreement will not result in a breach or violation of (a) the Charter or Bylaws of the Company or any Subsidiary; (b) the terms of any material contract or agreement of the Company or any Subsidiary of which we are aware; or (c) to our knowledge, any statute, law, rule, or regulation which, in our experience is typically applicable to transactions of the nature contemplated by the Agreement and is applicable to the Company or any Subsidiary, or any order, writ, judgment, injunction, decree, or award that has been entered against the Company or any Subsidiary and of which we are aware, in the case of (c) the breach or violation of which would materially and adversely affect the Company and the Subsidiaries taken as a whole.

11. This Agreement has been duly authorized, executed and delivered by the Company.

12. No approval, consent, order, authorization, designation, declaration or filing by or with any regulatory, administrative or other governmental body is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions herein contemplated (other than as may be required by the NASD or as required by state securities and Blue Sky laws or the securities laws of another jurisdiction outside of the United States as to which such counsel need express no opinion) except such as have been obtained or made.

13. The Company is not, and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended.

14. The Shares are duly listed, and admitted and authorized for quotation on the Nasdaq National Market.

In addition to the matters set forth above, such opinion shall also include a statement to the effect that nothing has come to the attention of such counsel which leads them to believe that (i) the Registration Statement, at the time it became effective under the 1933 Act (but after giving effect to any modifications incorporated therein pursuant to Rule 430A under the 1933 Act) and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Prospectus, or any supplement thereto, on the date it was filed pursuant to the 1933 Rules and Regulations and as of the Closing Date or the Option Closing Date, if any, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements, in the light of the circumstances under which they are made, not misleading (except that such counsel need express no view as to financial statements and related schedules and the other financial and statistical data included therein and any information referred to in Section 13 of the Agreement) and (iii) the reports filed by the Company after December 31, 2004 with the Commission under Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, as amended, that are incorporated by reference in the Registration Statement and the Prospectus as of the date of filing with the Commission and at any time thereafter up to and including the Closing Date or the Option Closing Date, if any, contained or contains an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading (except that such counsel need express no view as to the financial statements and related schedules and the other financial and statistical data included therein). With respect to such statement, Chernesky, Heyman & Kress P.L.L. may state that their belief is based upon the procedures set forth therein, but is without independent check and verification.